                                 EXHIBIT 10.36

                               SECOND AMENDMENT
                                      TO
                          LOAN AND SECURITY AGREEMENT
                            AND WAIVER OF DEFAULTS



          THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS (the "Amendment") is dated as of April 30, 1997, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender"), a Delaware corporation with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, and NATIONAL HOME CENTERS, INC. ("Borrower"), an Arkansas corporation, with offices at P. 0. Box 789, Highway 265 North, Springdale, Arkansas 72765.

          WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement dated as of December 19, 1995 (as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of May 20, 1996, the "Agreement");

          WHEREAS, two Events of Default have occurred under the Loan Agreement;

          WHEREAS, the Borrower desires that the Lender waive the Events of Default and amend the Loan Agreement in certain respects; and

          WHEREAS, the Lender is willing to waive the Events of Default and amend the Loan Agreement subject to the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I


                                  Definitions
                                  -----------



          Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

          Section 1.02. Article 1 of the Agreement is amended by the addition of the following definition:

          "Interest Rate Conversion Event" means confirmation by Lender based upon receipt of Borrower's most recent Financial Statements that (a) Borrower has complied with the financial covenants set forth in
          Section 9.19 and 9.20 of the Agreement for the two prior "Periods" on a cumulative basis beginning with the Period of the "Two Fiscal Quarters ending July 31, 1997", and (b) Borrower has maintained an average of $750,000 in unused Availability during each of such two prior Periods."

                                  ARTICLE II


     Section 2.01. Amendment to Section 3.1(a) of the Agreement. Section 3.1(a) of the Agreement is hereby amended in its entirety to read as follows:

     "3.1.(a) Interest Rates. All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate (the "Applicable Interest Rate") determined by reference to either the Reference Rate or the Eurodollar Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the maximum rate permitted by applicable law. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or Eurodollar Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

        (i) For all Obligations, other than Eurodollar Rate Loan, including all loans which are Reference Rate Loans, then at a fluctuating per annum rate equal to the Reference Rate; provided, however, that beginning on February 1, 1997 and continuing until an Interest Rate Conversion Event has occurred, all Obligations other than Eurodollar Rate Loans, including all loans which are Reference Rate Loans, shall bear interest at a fluctuating per annum rate equal to the Reference Rate plus one percent (1%).
     Following the Interest Rate Conversion Event, all Obligations other than Eurodollar Rate Loans, including loans which are Reference Rate Loans, shall once again bear interest at a fluctuating per annum rate equal to the Reference Rate; and

        (ii) If the Loans are Eurodollar Rate Loans, then at a per annum rate equal to the Eurodollar Margin plus the Eurodollar Rate determined for the applicable Interest Period; provided, however, that beginning on February 1, 1997 and continuing until an Interest Rate Conversion Event has occurred, all Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Eurodollar Margin plus one percent (1%) plus the Eurodollar Rate determined for the applicable Interest Period. Following the Interest Rate Conversion Event, all Eurodollar Rate Loans shall once again bear interest at a per annum rate equal to the Eurodollar Margin plus the Eurodollar Rate determined for the applicable Interest Period.

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual elapsed and will be payable in arrears on the first day of each month hereafter."

     Section 2.02. Amendment to Section 9.19 of the Agreement. Section 9.19 of the Agreement is hereby amended in its entirety to read as follows:

     "9.19. Minimum Interest Coverage Ratio. The Borrower and its Subsidiaries on a consolidated basis will not permit the ratio of (a) Adjusted Net Earnings from Operations for each fiscal period specified below plus interest expense for such period and provision for income taxes to (b) interest expense for such period to be less than the following ratios at the end of the

     "Periods" specified below.


            Periods                           Ratio
            -------                           -----

     One Fiscal Quarter ending 4/30/97        0.60 to 1.0

     Two Fiscal Quarters ending 7/31/97       1.22 to 1.0

     Three Fiscal Quarters ending 10/31/97    1.35 to 1.0

     Four Fiscal Quarters ending 1/31/98      1.0 to 1.0

     Four Fiscal Quarters ending 4/30/98
     and on a rolling four quarter basis
     each Fiscal Quarter ending thereafter    1.0 to 1.0"

     Section 2.03. Amendment to Section 9.20 of the Agreement. Section 9.20 of the Agreement is hereby amended in its entirety to read as follows:

     "9.20 Minimum Adjusted Tangible Net Worth. The Borrower and its Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth to be less than the following amounts during the Periods specified below:

     Periods                                Amounts
     -------                                -------

     Fiscal Year Ending January 31, 1998    $24,484,000

     Fiscal Year Ending January 31, 1999    $25,084,000"


                                  ARTICLE III

                                    Waivers


     Section 3.01. Waiver of Events of Default.

          (a) The Lender hereby waives the following Events of Default: (i) Borrower's Minimum Interest Coverage Ratio for the Fiscal Year ending January 31, 1997 was less than .85 to 1.0, in breach of Section 9.19 of the Loan Agreement; and (ii) Borrower's Minimum Adjusted Tangible Net Worth for the Fiscal Year ending January 31, 1997 was less than $27,900,000, in breach of Section 9.20 of the Loan Agreement.

          (b) The foregoing waiver is only applicable to and shall only be effective to the extent described above. The waiver is limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power, or remedy of the Lender under the Loan Agreement, or (iii) a waiver of any other Event of Default or Event which may exist under the Loan Agreement.

                                  ARTICLE IV

                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.



                                   ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.01. Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

          (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

               (i) Company General Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement, and (E) other matters;

               (ii) Deed of Trust. An executed Deed of Trust on Borrower's real property located in Fayetteville, Arkansas;

              (iii) Deed of Trust and Side Letter Agreement. An executed Deed of Trust on Borrower's real property located in Fort Smith, Arkansas which Lender agrees not to record unless such property is no longer subject to the existing escrow agreement in favor of a third party.

               (iv) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

               (v) Other Documents. Borrower shall have executed and delivered such other documents and instruments as Lender may require.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.



                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08. Heading. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortuous interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND
BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN

LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first above written.

                                       "BORROWER"



ATTEST:                                NATIONAL HOME CENTERS, INC.



/s/ Belle Reed, Secretary              By: /s/ Brent A. Hanby
----------------------------------        --------------------------------------
Secretary                              Name:
(Corporate Seal)                            ------------------------------------
                                       Title:
                                             -----------------------------------


     AGREED AND ACCEPTED as of the date first written above.

                                       "LENDER"

                                       BANKAMERICA BUSINESS CREDIT, INC.


                                       By: /s/ Randy J. Bowman
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------